Exhibit 99.1

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	At Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES THIRD QUARTER FISCAL
2015 EARNINGS OF $1.9 MILLION

•	Basic and diluted EPS of $0.12 for the quarter

•	Net loan growth of 15.5% over prior year quarter, which marks the seventh consecutive year-over-year quarterly increase

•	Flat noninterest expense

•	Tangible book value per share of $12.44 at June 30, 2015, up $0.49 year over year

•	Nonperforming non-covered assets at 0.55% of total non-covered assets at June 30, 2015

•	Repurchased 259,836 shares for an average of $12.13 per share during the quarter

West Point, Georgia, July 23, 2015 — Charter Financial Corporation (the “Company”) (NASDAQ: CHFN) today reported net income of $1.9 million, or $0.12 per basic and diluted share, for the quarter ended June 30, 2015, compared with $1.8 million, or $0.09 per basic and diluted share, for the quarter ended June 30, 2014. Net income for the quarter increased primarily due to increases in noninterest income and net interest income, partially offset by a large negative provision for covered loans, which benefited last year's results.

Net income for the nine months ended June 30, 2015, was $5.0 million, or $0.32 and $0.30 per basic and diluted share, respectively, up from $4.9 million, or $0.23 and $0.22 per basic and diluted share, respectively, for the nine months ended June 30, 2014.

Quarterly Operating Results

Quarterly earnings for the third quarter of fiscal 2015 compared with the third quarter of fiscal 2014 were positively impacted by the following items:

•	Loan interest income, excluding accretion and amortization of loss share receivable, increased $319,000.

•	Net interest margin, excluding accretion and amortization of loss share receivable, was 3.21% for the quarter ended June 30, 2015 compared with 2.90% for the same quarter of fiscal 2014.

•	The cost of deposits decreased to 43 basis points for the quarter ended June 30, 2015, compared to 49 basis points for the quarter ended June 30, 2014.

Exhibit 99.1

•	Deposit and bankcard fee income increased by a combined $309,000.

•	Gain on sale of loans and loan servicing release fees increased by $137,000.

•	Net cost of operations of real estate owned decreased by $118,000.

The above increases to net income were partially offset by the following items:

•	Net purchase discount accretion and amortization decreased by $90,000.

•	The average yield on loans was 5.02% for the quarter ended June 30, 2015 compared to 5.44% for the quarter ended June 30, 2014.

•	The Company recorded a negative provision of $834,000 for the quarter ended June 30, 2014 compared to no provision in the current year quarter.

Chairman and CEO Robert L. Johnson said, “Our net income and earnings per share for the quarter increased by 7% and 33%, respectively, compared to the prior year quarter. We are pleased with this growth and with the continued improvements in our core earnings. Our net interest margin, excluding purchase accounting, was 3.21% for the quarter ending June 30, 2015, which was significantly improved from 2.90% for the quarter ending June 30, 2014.”

Financial Condition

The Company's total assets remained relatively unchanged at $1.0 billion at June 30, 2015. Net loan growth and shares repurchased during the first three quarters of fiscal 2015 were funded by deposit growth, including brokered CDs, and utilization of the Company's cash and cash equivalents. Net loans grew $66.5 million, or 11.0%, to $672.8 million at June 30, 2015, from $606.4 million at September 30, 2014.

Mr. Johnson continued, “Our loan portfolio increased on a year-over-year basis for the seventh consecutive quarter. Continued loan portfolio growth is important to realizing increased profitability through higher operating and capital leverage.”

Total deposits were $734.2 million at June 30, 2015, compared with $717.2 million at September 30, 2014, due primarily to increases of $19.5 million and $30.8 million in core deposits and brokered deposits, respectively. Core deposits increased from $486.2 million at September 30, 2014, to $505.7 million at June 30, 2015, due primarily to an increase in transaction accounts.

Mr. Johnson added, “The rebranding of our checking products that we started last fall is having a positive impact. We reduced the number of checking products from 13 to four, enabling consumers to have free checking accounts in methods more beneficial for the bank. This is accomplished through increased interchange revenue, increased balances or reduced costs through the reduction of mailing paper statements.”

Total stockholders' equity decreased to $208.9 million at June 30, 2015, compared to $225.0 million at September 30, 2014, due predominantly to $20.8 million of share repurchases during the first three quarters of fiscal 2015.

Net Interest Income and Net Interest Margin

Net interest income increased to $8.1 million for the quarter ended June 30, 2015, compared with $7.6 million for the quarter ended June 30, 2014. Interest income increased by $358,000 due to a slight increase in loan receivable income and a $253,000 decrease in amortization of FDIC loss share receivable, aided by a $168,000, or 12.1%, decrease in total interest expense quarter over quarter. The Company's net interest margin, excluding the effects of purchase accounting, was 3.21% for the quarter ended June 30, 2015, compared with 2.90% for the quarter ended June 30, 2014. Net interest margin, including the impact of purchase accounting, increased to 3.62% for the quarter ended June 30, 2015, compared with 3.26% for the quarter ended June 30, 2014.

Net interest income for the nine months ended June 30, 2015, increased $748,000 to $23.6 million compared to the same prior year period despite a $695,000 decline in net discount accretion and amortization on acquired covered loans. Additionally, interest expense decreased by $563,000. Net interest margin, excluding the effects of purchase

Exhibit 99.1

accounting, improved 38 basis points to 3.22%, while net interest margin, including the impact of purchase accounting, improved 30 basis points to 3.54% for the nine months ended June 30, 2015.

Provision for Loan Losses

The Company recorded no provision for loan losses on non-covered loans for the quarters ended June 30, 2015 and 2014, due to an overall improvement in the credit quality of the non-covered loan portfolio. No provision was recorded on covered loans for the quarter ended June 30, 2015, compared to a negative provision of $834,000 for the same quarter in 2014.

There was no net provision recorded on non-covered and covered loans during the nine months ended June 30, 2015 due to our continued strong asset credit quality compared to a $300,000 provision on non-covered loans and an $886,000 negative provision on covered loans for the same prior year period.

Accounting for FDIC-Assisted Acquisitions

Mr. Johnson continued, “Earlier this year, we completed the non-single family portion of two of our FDIC assisted acquisitions. The last agreement has 14 months remaining in the loss share period. The FDIC indemnification asset is down to $4.5 million, indicating that we are approaching the completion of the resolution of the acquired troubled assets.”

Under purchase accounting rules, the Company currently expects to realize remaining discount accretion of $4.0 million and $1.7 million in amortization, netting to approximately $2.3 million of future pre-tax income impact.

Noninterest Income and Expense

Noninterest income for the quarter ended June 30, 2015 increased $581,000, or 17.9%, which was primarily due to the continued increases in gain on sale of loans, bankcard fee income and other deposit fee income. Noninterest expense for the quarter ended June 30, 2015 of $9.1 million increased slightly compared with the same period in fiscal 2014. This increase was primarily attributable to increases in salaries and employee benefits, occupancy and losses on debit card fraud, and partially offset by a $118,000 decrease in net cost of real estate owned.

Noninterest income for the nine months ended June 30, 2015 increased $264,000, or 2.5%, despite a $1.1 million true-up receipt from the completion and renegotiation of a processing contract in the prior year period. Bankcard fee income and other deposit fee income increased $855,000 and gain on sale of loans increased $416,000 for the nine months ended June 30, 2015 compared to the same prior year period. Noninterest expense remained practically unchanged at $26.8 million for the nine months ended June 30, 2015 and 2014. Decreases in legal and professional fees and the net cost of real estate owned were offset by increases in salaries and employee benefits and other noninterest expense.

Asset Quality

Asset quality remained strong with nonperforming assets not covered by loss sharing agreements at 0.55% of total non-covered assets and the allowance for loan losses at 1.33% of total non-covered loans and 196.86% of nonperforming non-covered loans at June 30, 2015. The Company had net loan recoveries of $12,000 on non-covered loans for the nine months ended June 30, 2014, compared to net loan charge-offs of $283,000 on non-covered loans for the same period in fiscal 2014.

Capital Management

During the quarter ended June 30, 2015, the Company repurchased 259,836 shares for approximately $3.2 million, or $12.13 per share.

Mr. Johnson said, “Since December 2013, we have completed three stock buyback programs, whereby the Company

Exhibit 99.1

repurchased a combined 4.9 million shares at a discount to tangible book value. Additionally, through our current repurchase program announced in September 2014 and revised in March 2015, we can repurchase up to 2.6 million shares, of which 1.9 million shares have been repurchased to date. Collectively, the 6.7 million shares repurchased, or approximately 29% of our common stock, were purchased at a combined discount to tangible book value of $9.4 million.”

Mr. Johnson concluded, “Over the past two years, we have utilized our excess capital in several ways, including the repurchase of shares at a discount to tangible book value, dividends, and growing our loan portfolio. Meanwhile, we continue to explore the possibility of additional acquisitions and opportunities that would be accretive to our earnings. We are also seeking to enhance stockholder value through leverage of our expense structure and improving noninterest income.”

About Charter Financial Corporation

Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank and a federal savings institution. CharterBank is headquartered in West Point, Georgia, and operates branches in west-central Georgia, east-central Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and CharterBank on the internet at www.charterbk.com under About Us.

Forward-Looking Statements
This release may contain “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “seek,” and “potential.” Examples of forward-looking statements include, but are not limited to, statements regarding future growth, profitability, expense reduction, improvements in income and margins, increasing stockholder value, and estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; the changing exposure to credit risk; the effect of any acquisition or other strategic initiatives that we determine to pursue; changes in legislation or regulation; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services; the effect of cyberterrorism and system failures; and the effects of geopolitical instability and risks such as terrorist attacks, the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effect of any damage to our reputation resulting from developments relating to any of the factors listed herein. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the fiscal year ended September 30, 2014. Copies of each filing may be obtained from the Company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Financial Condition (unaudited)

	June 30, 2015	September 30, 2014
Assets
Cash and amounts due from depository institutions	$11,386,552	$10,996,959
Interest-earning deposits in other financial institutions	28,564,277	88,465,994
Cash and cash equivalents	39,950,829	99,462,953
Loans held for sale, fair value of $2,136,035 and $2,090,469	2,092,222	2,054,722
Investment securities available for sale	189,790,982	188,743,273
Federal Home Loan Bank stock	3,005,600	3,442,900
Loans receivable:
Not covered under FDIC loss sharing agreements	636,894,866	546,570,720
Covered under FDIC loss sharing agreements	46,772,694	70,631,743
Allowance for loan losses (covered loans)	(948,200)	(997,524)
Unamortized loan origination fees, net (non-covered loans)	(1,404,319)	(1,364,853)
Allowance for loan losses (non-covered loans)	(8,484,986)	(8,473,373)
Loans receivable, net	672,830,055	606,366,713
Other real estate owned:
Not covered under FDIC loss sharing agreements	938,705	1,757,864
Covered under FDIC loss sharing agreements	2,350,797	5,557,927
Accrued interest and dividends receivable	2,579,929	2,459,347
Premises and equipment, net	19,905,672	20,571,541
Goodwill	4,325,282	4,325,282
Other intangible assets, net of amortization	492,751	423,676
Cash surrender value of life insurance	48,102,945	47,178,128
FDIC receivable for loss sharing agreements	4,473,374	10,531,809
Deferred income taxes	7,753,812	8,231,002
Other assets	6,343,250	9,254,001
Total assets	$1,004,936,205	$1,010,361,138

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$734,237,570	$717,192,200
FHLB advances	50,000,000	55,000,000
Advance payments by borrowers for taxes and insurance	1,503,405	1,312,283
Other liabilities	10,275,898	11,901,786
Total liabilities	796,016,873	785,406,269
Stockholders’ equity:
Common stock, $0.01 par value; 16,403,912 shares issued and outstanding at June 30, 2015 and 18,261,388 shares issued and outstanding at September 30, 2014	164,039	182,614
Preferred stock, $0.01 par value; 50,000,000 shares authorized at June 30, 2015 and September 30, 2014	—	—
Additional paid-in capital	99,755,617	119,586,164
Unearned compensation – ESOP	(5,551,193)	(5,984,317)
Retained earnings	114,576,694	111,924,543
Accumulated other comprehensive loss	(25,825)	(754,135)
Total stockholders’ equity	208,919,332	224,954,869

Total liabilities and stockholders’ equity	$1,004,936,205	$1,010,361,138
__________________________________

(1)	Financial information as of September 30, 2014 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Interest income:
Loans receivable	$8,988,725	$8,833,596	$26,832,782	$25,564,268
Mortgage-backed securities and collateralized mortgage obligations	735,230	871,899	2,359,001	2,794,019
Federal Home Loan Bank stock	35,316	35,601	109,001	102,778
Other investment securities available for sale	176,342	18,286	374,216	56,314
Interest-earning deposits in other financial institutions	25,611	97,321	85,459	266,816
Amortization of FDIC loss share receivable	(596,691)	(849,919)	(2,387,205)	(1,596,310)
Total interest income	9,364,533	9,006,784	27,373,254	27,187,885
Interest expense:
Deposits	672,525	790,011	2,063,898	2,479,856
Borrowings	545,368	595,829	1,725,750	1,872,357
Total interest expense	1,217,893	1,385,840	3,789,648	4,352,213
Net interest income	8,146,640	7,620,944	23,583,606	22,835,672
Provision for loan losses, not covered under FDIC loss sharing agreements	—	—	—	300,000
Provision for covered loan losses	—	(834,086)	—	(885,664)
Net interest income after provision for loan losses	8,146,640	8,455,030	23,583,606	23,421,336
Noninterest income:
Service charges on deposit accounts	1,663,324	1,463,698	4,758,276	4,263,639
Bankcard fees	1,015,719	906,013	2,956,880	2,596,743
Gain (loss) on investment securities available for sale	—	200,704	(27,209)	200,704
Bank owned life insurance	321,102	278,487	924,817	925,467
Gain on sale of loans and loan servicing release fees	435,055	298,405	1,153,636	737,236
Brokerage commissions	210,563	124,128	567,349	452,479
FDIC receivable for loss sharing agreements accretion	19,711	68,400	94,230	61,533
Other	150,933	(104,205)	405,086	1,330,929
Total noninterest income	3,816,407	3,235,630	10,833,065	10,568,730
Noninterest expenses:
Salaries and employee benefits	5,034,540	4,969,325	15,126,581	14,522,114
Occupancy	1,926,645	1,863,131	5,640,356	5,629,280
Legal and professional	352,116	369,360	978,025	1,309,946
Marketing	305,991	339,774	938,461	976,048
Federal insurance premiums and other regulatory fees	189,089	199,167	564,535	701,428
Net (benefit) cost of operations of real estate owned	(29,675)	87,846	54,573	374,538
Furniture and equipment	229,105	225,753	603,306	550,200
Postage, office supplies and printing	222,151	239,874	686,783	646,500
Core deposit intangible amortization expense	64,009	94,454	206,405	300,514
Other	756,546	646,682	2,050,328	1,805,148
Total noninterest expenses	9,050,517	9,035,366	26,849,353	26,815,716
Income before income taxes	2,912,530	2,655,294	7,567,318	7,174,350
Income tax expense	1,000,796	870,116	2,547,849	2,261,294
Net income	$1,911,734	$1,785,178	$5,019,469	$4,913,056
Basic net income per share	$0.12	$0.09	$0.32	$0.23
Diluted net income per share	$0.12	$0.09	$0.30	$0.22
Weighted average number of common shares outstanding	15,559,917	20,746,759	15,858,186	21,486,082
Weighted average number of common and potential common shares outstanding	16,210,424	21,300,951	16,508,693	22,040,274

Exhibit 99.1

Charter Financial Corporation
Supplemental Financial Data (unaudited)
in thousands except per share data

	Quarter to Date					Year to Date
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014

Consolidated balance sheet data:
Total assets	$1,004,936	$1,010,645	$979,777	$1,010,361	$1,040,237	$1,004,936	$1,040,237
Cash and cash equivalents	39,951	64,564	48,732	99,463	149,269	39,951	149,269
Loans receivable, net	672,830	656,212	627,740	606,367	582,403	672,830	582,403
Non-covered loans receivable, net	627,006	607,118	560,724	536,732	511,176	627,006	511,176
Covered loans receivable, net	45,824	49,094	67,016	69,635	71,227	45,824	71,227
Other real estate owned	3,290	4,487	5,508	7,316	9,345	3,290	9,345
Non-covered other real estate owned	939	1,144	954	1,758	1,331	939	1,331
Covered other real estate owned	2,351	3,343	4,554	5,558	8,014	2,351	8,014
Securities available for sale	189,791	182,982	191,995	188,743	185,040	189,791	185,040
Transaction accounts	328,961	328,012	310,891	314,201	312,962	328,961	312,962
Total deposits	734,238	736,803	701,475	717,192	729,609	734,238	729,609
Borrowings	50,000	50,000	55,000	55,000	55,000	50,000	55,000
Total stockholders’ equity	208,919	211,246	213,186	224,955	243,414	208,919	243,414

Consolidated earnings summary:
Interest income	$9,365	$9,040	$8,969	$8,460	$9,007	$27,373	$27,188
Interest expense	1,218	1,236	1,336	1,378	1,386	3,789	4,352
Net interest income	8,147	7,804	7,633	7,082	7,621	23,584	22,836
Provision for loan losses on non-covered loans	—	—	—	—	—	—	300
Provision for loan losses on covered loans	—	(4)	4	(127)	(834)	—	(885)
Net interest income after provision for loan losses	8,147	7,808	7,629	7,209	8,455	23,584	23,421
Noninterest income	3,816	3,451	3,566	3,708	3,236	10,833	10,569
Noninterest expense	9,050	9,064	8,735	9,394	9,036	26,850	26,816
Income tax expense	1,001	761	786	481	870	2,548	2,261
Net income	$1,912	$1,434	$1,674	$1,042	$1,785	$5,019	$4,913

Per share data:
Earnings per share – basic	$0.12	$0.09	$0.10	$0.06	$0.09	$0.32	$0.23
Earnings per share – fully diluted	$0.12	$0.09	$0.10	$0.06	$0.09	$0.30	$0.22
Cash dividends per share	$0.05	$0.05	$0.05	$0.05	$0.05	$0.15	$0.15

Weighted average basic shares	15,560	15,835	16,175	17,936	20,747	15,858	21,486
Weighted average diluted shares	16,210	16,376	16,710	18,446	21,301	16,509	22,040
Total shares outstanding	16,404	16,664	16,963	18,261	19,960	16,404	19,960

Book value per share	$12.74	$12.68	$12.57	$12.32	$12.20	$12.74	$12.20
Tangible book value per share	$12.44	$12.39	$12.29	$12.06	$11.95	$12.44	$11.95
__________________________________

(1)	Financial information as of September 30, 2014 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)
dollars in thousands

	Quarter to Date					Year to Date
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014

Not covered by loss share agreements
Loans receivable: (1)
1-4 family residential real estate	$174,824	$172,131	$157,340	$152,811	$139,803	$174,824	$139,803
Commercial real estate	356,950	340,172	313,658	300,556	284,591	356,950	284,591
Commercial	30,078	29,432	27,844	24,760	21,172	30,078	21,172
Real estate construction	70,189	70,758	67,196	63,485	58,459	70,189	58,459
Consumer and other	4,854	4,560	4,625	4,959	17,010	4,854	17,010
Total non-covered loans receivable	$636,895	$617,053	$570,663	$546,571	$521,035	$636,895	$521,035

Allowance for loan losses:
Balance at beginning of period	$8,463	$8,494	$8,473	$8,606	$8,431	$8,473	$8,189
Charge-offs	(54)	(59)	(88)	(342)	(238)	(202)	(399)
Recoveries	76	28	109	209	13	214	116
Provision	—	—	—	—	—	—	300
Transfer (2)	—	—	—	—	400	—	400
Balance at end of period	$8,485	$8,463	$8,494	$8,473	$8,606	$8,485	$8,606

Nonperforming assets: (3)
Nonaccrual loans	$4,310	$3,410	$3,274	$3,508	$4,243	$4,310	$4,243
Loans delinquent 90 days or greater and still accruing	—	—	64	736	238	—	238
Total nonperforming non-covered loans	4,310	3,410	3,338	4,244	4,481	4,310	4,481
Other real estate owned	939	1,144	954	1,758	1,331	939	1,331
Total nonperforming non-covered assets	$5,249	$4,554	$4,292	$6,002	$5,812	$5,249	$5,812

Troubled debt restructuring:
Troubled debt restructurings - accruing	$6,105	$6,064	$6,094	$6,154	$7,352	$6,105	$7,352
Troubled debt restructurings - nonaccrual	1,790	1,673	1,673	1,674	2,094	1,790	2,094
Total troubled debt restructurings	$7,895	$7,737	$7,767	$7,828	$9,446	$7,895	$9,446

Covered by loss sharing agreements
Nonperforming assets:
Other real estate owned	$2,351	$3,343	$4,554	$5,558	$8,014	$2,351	$8,014
Covered loans 90+ days delinquent (4)	1,248	2,638	5,434	5,315	3,156	1,248	3,156
Total nonperforming covered assets	$3,599	$5,981	$9,988	$10,873	$11,170	$3,599	$11,170
__________________________________

(1)
Includes previously acquired loans in the amount of $20.2 million and $20.8 million at June 30, 2015 and March 31, 2015, respectively, related to the Neighborhood Community Bank and McIntosh Commercial Bank non single-family loss sharing agreements with the FDIC that expired in June 2014 and March 2015, respectively. Additionally, $8.2 million, $8.6 million and $9.1 million of previously acquired loans related to Neighborhood Community Bank are included at December 31, 2014, September 30, 2014 and June 30, 2014, respectively.

(2)	Transfer of allowance related to acquired Neighborhood Community Bank non-single family loans upon expiration of the non-single family loss sharing agreement with the FDIC in June 2014.

(3)
Previously acquired loans that are no longer covered under the commercial loss sharing agreement with the FDIC are excluded from this table. Due to the recognition of accretion income established at the time of acquisition, acquired loans that are greater than 90 days delinquent or designated nonaccrual status are regarded as accruing loans for reporting purposes.

(4)	Covered loans contractually past due greater than ninety days are reported as accruing loans because of accretable discounts established at the time of acquisition.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)

	Quarter to Date					Year to Date
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014

Return on equity (annualized)	3.62%	2.69%	3.09%	1.78%	2.71%	3.13%	2.42%
Return on assets (annualized)	0.76%	0.58%	0.68%	0.41%	0.67%	0.67%	0.61%
Net interest margin (annualized)	3.62%	3.54%	3.47%	3.14%	3.26%	3.54%	3.24%
Net interest margin, excluding the effects of purchase accounting (1)	3.21%	3.31%	3.14%	2.95%	2.90%	3.22%	2.84%
Bank tier 1 leverage ratio (2)	16.70%	16.73%	18.31%	17.67%	19.51%	16.70%	19.51%
Bank total risk-based capital ratio	22.88%	23.42%	26.46%	27.90%	32.93%	22.88%	32.93%
Effective tax rate	34.36%	34.67%	31.96%	31.58%	32.77%	33.67%	31.52%
Yield on loans	5.02%	4.95%	5.14%	5.05%	5.44%	5.04%	5.47%
Cost of deposits	0.43%	0.43%	0.48%	0.49%	0.49%	0.45%	0.50%

Ratios of non-covered assets:
Allowance for loan losses as a % of total loans	1.33%	1.37%	1.49%	1.55%	1.65%	1.33%	1.65%
Allowance for loan losses as a % of nonperforming loans	196.86%	248.17%	254.47%	199.64%	192.06%	196.86%	192.06%
Nonperforming assets as a % of total loans and REO	0.82%	0.74%	0.75%	1.09%	1.11%	0.82%	1.11%
Nonperforming assets as a % of total assets	0.55%	0.48%	0.48%	0.65%	0.62%	0.55%	0.62%
Net charge-offs as a % of average loans (annualized)	(0.01)%	0.02%	(0.01)%	0.10%	0.18%	—%	0.08%
__________________________________

(1)
Net interest income excluding accretion and amortization of loss share loans receivable divided by average net interest earning assets excluding average loan accretable discounts in the amount of $3.9 million, $5.1 million, $5.5 million, $6.1 million, and $5.5 million, for the quarters ended June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, and June 30, 2014, respectively.

(2)
During the quarter ended March 31, 2015, an upstream of capital was made between the bank and the holding company in the amount of $17.5 million to be used primarily for the repurchase of the Company's outstanding shares.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Quarter to Date
	6/30/2015			6/30/2014
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$44,748	$26	0.23%	$151,348	$97	0.26%
FHLB common stock and other equity securities	3,006	35	4.70	3,443	36	4.14
Mortgage-backed securities and collateralized mortgage obligations available for sale	155,280	735	1.89	176,194	872	1.98
Other investment securities available for sale (1)	28,218	176	2.50	18,290	18	0.40
Loans receivable (1)(2)(3)(4)	668,329	7,508	4.49	586,797	7,189	4.90
Accretion and amortization of loss share loans receivable (5)		885	0.53		795	0.54
Total interest-earning assets	899,581	9,365	4.16	936,072	9,007	3.85
Total noninterest-earning assets	103,728			123,453
Total assets	$1,003,309			$1,059,525
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$175,641	$53	0.12%	$178,771	$51	0.11%
Bank rewarded checking	49,743	25	0.20	48,429	29	0.24
Savings accounts	50,409	2	0.02	48,482	2	0.02
Money market deposit accounts	123,392	62	0.20	120,903	65	0.21
Certificate of deposit accounts	231,077	531	0.92	247,197	643	1.04
Total interest-bearing deposits	630,262	673	0.43	643,782	790	0.49
Borrowed funds	50,000	545	4.36	55,000	596	4.33
Total interest-bearing liabilities	680,262	1,218	0.72	698,782	1,386	0.79
Noninterest-bearing deposits	99,138			85,061
Other noninterest-bearing liabilities	12,417			11,979
Total noninterest-bearing liabilities	111,555			97,040
Total liabilities	791,817			795,822
Total stockholders' equity	211,492			263,703
Total liabilities and stockholders' equity	$1,003,309			$1,059,525
Net interest income		$8,147			$7,621
Net interest earning assets (6)		$219,319			$237,290
Net interest rate spread (7)			3.44%			3.06%
Net interest margin (8)			3.62%			3.26%
Net interest margin, excluding the effects of purchase accounting (9)			3.21%			2.90%
Ratio of average interest-earning assets to average interest-bearing liabilities			132.24%			133.96%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and, therefore, does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired in FDIC-assisted acquisitions and amortization of the overstatement of FDIC indemnification asset.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting represents net interest income excluding accretion and amortization of loss share loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $3.9 million and $5.5 million for the quarters ended June 30, 2015 and June 30, 2014, respectively.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Fiscal Year to Date
	6/30/2015			6/30/2014
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$50,140	$85	0.23%	$146,869	$267	0.24%
FHLB common stock and other equity securities	3,276	109	4.44	3,748	103	3.66
Mortgage-backed securities and collateralized mortgage obligations available for sale	163,857	2,359	1.92	184,775	2,794	2.02
Other investment securities available for sale (1)	23,029	374	2.17	19,126	56	0.39
Loans receivable (1)(2)(3)(4)	647,306	22,422	4.62	584,630	21,249	4.85
Accretion and amortization of loss share loans receivable (5)		2,024	0.41		2,719	0.62
Total interest-earning assets	887,608	27,373	4.11	939,148	27,188	3.86
Total noninterest-earning assets	107,218			134,998
Total assets	$994,826			$1,074,146
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$169,518	$157	0.12%	$175,754	$149	0.11%
Bank rewarded checking	48,730	77	0.21	48,342	87	0.24
Savings accounts	49,270	7	0.02	48,243	8	0.02
Money market deposit accounts	124,565	196	0.21	127,567	211	0.22
Certificate of deposit accounts	226,293	1,627	0.96	256,980	2,025	1.05
Total interest-bearing deposits	618,376	2,064	0.45	656,886	2,480	0.50
Borrowed funds	53,077	1,725	4.33	57,956	1,872	4.31
Total interest-bearing liabilities	671,453	3,789	0.75	714,842	4,352	0.81
Noninterest-bearing deposits	97,598			77,572
Other noninterest-bearing liabilities	11,807			11,459
Total noninterest-bearing liabilities	109,405			89,031
Total liabilities	780,858			803,873
Total stockholders' equity	213,968			270,273
Total liabilities and stockholders' equity	$994,826			$1,074,146
Net interest income		$23,584			$22,836
Net interest earning assets (6)		$216,155			$224,306
Net interest rate spread (7)			3.36%			3.05%
Net interest margin (8)			3.54%			3.24%
Net interest margin, excluding the effects of purchase accounting (9)			3.22%			2.84%
Ratio of average interest-earning assets to average interest-bearing liabilities			132.19%			131.38%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and, therefore, does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired in FDIC-assisted acquisitions and amortization of the overstatement of FDIC indemnification asset.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting represents net interest income excluding accretion and amortization of loss share loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $4.8 million and $4.5 million for the three months ended June 30, 2015 and June 30, 2014, respectively.

(10)	Annualized.